                                                                   EXHIBIT H 4.4
                                                                     PAGE 1 OF 2

CONECTIV ENERGY HOLDING
PROJECTION
CASH FLOW

                                                                   QUARTER ENDING
                                         --------------------------------------------------------------------
                                           9/30/01    12/31/01    3/31/02    6/30/02    9/30/02   12/31/02      2003
                                           -------    --------    -------    -------    -------   --------      ----
NET INCOME                                    *          *           *          *          *          *          *
OTHER                                         *          *           *          *          *          *          *
                                         --------------------------------------------------------------------------------
NET CASH FROM OPERATIONS                      *          *           *          *          *          *          *

CAPITAL EXPENDITURES                          *          *           *          *          *          *          *
SALE OF ASSETS                                *          *           *          *          *          *          *
                                         --------------------------------------------------------------------------------
NET CASH USED IN INVESTING                    *          *           *          *          *          *          *

MONEY POOL BORROWING                          *          *           *          *          *          *          *
CONSTRUCTION LOAN                             *          *           *          *          *          *          *
LONG-TERM DEBT                                *          *           *          *          *          *          *
SECURITIZATION DEBT                           *          *           *          *          *          *          *
APIC - COMMON STOCK                           *          *           *          *          *          *          *
PREFERRED STOCK                               *          *           *          *          *          *          *
PREFERRED DIVIDENDS                           *          *           *          *          *          *          *
COMMON DIVIDENDS                              *          *           *          *          *          *          *
                                         --------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING                *          *           *          *          *          *          *

NET CHANGE IN CASH                            *          *           *          *          *          *          *

CASH & CASH EQUIVALENTS            *          *          *           *          *          *          *          *




FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.

                                                                   EXHIBIT H 4.4
                                                                     PAGE 2 OF 2


CONECTIV ENERGY HOLDING
PROJECTION
CAPITALIZATION

                              6/30/01    9/30/01    12/31/01    3/31/02    6/30/02    9/30/02    12/31/02     2003
                              -------    -------    --------    -------    -------    -------    --------     ----
MONEY POOL                       *          *           *          *          *          *          *           *
CONSTRUCTION LOAN                *          *           *          *          *          *          *           *
LONG-TERM DEBT                   *          *           *          *          *          *          *           *
                            -------------------------------------------------------------------------------------------
TOTAL DEBT                       *          *           *          *          *          *          *           *
                                 *          *           *          *          *          *          *           *
PREFERRED STOCK                  *          *           *          *          *          *          *           *
                                 *          *           *          *          *          *          *           *
COMMON STOCK & APIC              *          *           *          *          *          *          *           *
RETAINED EARNINGS                *          *           *          *          *          *          *           *
                            -------------------------------------------------------------------------------------------
COMMON EQUITY                    *          *           *          *          *          *          *           *
                            -------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION             *          *           *          *          *          *          *           *
                            ===========================================================================================


TOTAL DEBT                       *          *           *          *          *          *          *           *
PREFERRED STOCK                  *          *           *          *          *          *          *           *
COMMON EQUITY                    *          *           *          *          *          *          *           *
                            -------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION             *          *           *          *          *          *          *           *
                            ===========================================================================================



FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.